EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-206669 on Form S-8 of Sonoco Products Company of our report dated June 30, 2025 appearing in this Annual Report on Form 11-K of the Sonoco Retirement and Savings Plan for the year ended December 31, 2024.

/s/ Crowe LLP
Crowe LLP

Chicago, Illinois
June 30, 2025